EXHIBIT 10.1

THIRD AMENDMENT
TO
CONFIRMATION OF EMPLOYMENT AND COMPENSATION ARRANGEMENT

This Third Amendment to Confirmation of Employment and Compensation Arrangement (this “Third Amendment”) is effective January 1, 2017 (the “Effective Date”) by and between Live Nation Worldwide, Inc., a Delaware corporation (“Live Nation”), and Brian J. Capo.

WHEREAS, the parties entered into a Confirmation of Employment and Compensation Arrangement dated December 17, 2007, which was amended effective December 31, 2008, and amended effective October 22, 2009 (collectively, the “Original Agreement”).

WHEREAS, the parties desire to amend the Original Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements included in this Third Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.    Section 3 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“Effective January 1, 2017, your annual gross base salary will be $335,000 per year, less appropriate payroll deductions and all required withholdings for taxes. You are only eligible for increases in base salary at the sole and absolute discretion of Live Nation. All payments of base salary will be made in installments in accordance with Live Nation’s regular payroll practices as in effect from time to time and prorated for any partial pay period of employment. Currently, pay dates are on the 15th and last day of each month.”

2.    Section 5 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“Effective January 1, 2017 and for the remainder of the Term, in addition to your base salary, you will be eligible for an annual performance bonus (the “Performance Bonus”) to be paid by March 31 of the following year, in an amount up to 40% of your then current base salary. Payment of the Performance Bonus shall be contingent upon Live Nation achieving its target Adjusted Operating Income (“AOI) for the company as a whole for the relevant year (as calculated and determined by Live Nation in its sole and absolute discretion). If and only if the target AOI is achieved, then 50% of the Performance Bonus will be based upon the achievement of such AOI target, and the remaining 50% will be based upon your achievement of personal objectives that will be established in writing by Live Nation’s Chief Financial Officer by March 31 of the relevant year. You must remain employed by Live Nation on the date on which your Performance Bonus would otherwise have been paid in order to receive such Performance Bonus.”

3.    Section 11 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“During the course of your employment with Live Nation, you will be given access to certain confidential and proprietary information of Live Nation. You are reminded that this valuable information is to be used for the exclusive benefit of Live Nation. You agree that you will not disclose or use Live Nation’s confidential or proprietary information other than legitimate purposes in the performance of your duties. You understand that Live Nation may seek an injunction from a court of competent jurisdiction to prohibit such disclosure. Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act of 2016, you understand that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of confidential or trade secret information that (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

All Employee Developments shall be made for hire by you for Live Nation or any of its subsidiaries or affiliates.  “Employee Developments” means any idea, discovery, invention, design, method, technique, improvement, enhancement, development, computer program, machine, algorithm or other word or authorship that (i) relates to the business or operations of Live Nation or any of its subsidiaries or affiliates, or (ii) results from or is suggested by any undertaking assigned to you or work performed by you for or on behalf of Live Nation or any of its subsidiaries or affiliates, whether created alone or with others, during or after working hours.  All confidential information and all Employee Developments shall remain the sole property of Live Nation or any of its subsidiaries or affiliates.  You shall acquire no proprietary interest in any confidential information or Employee Developments developed or acquired during the Term.  To the extent you may, by operation of law or otherwise, acquire any right, title or interest in or to any confidential information or Employee Development, you hereby assign to Live Nation all such proprietary rights.  You shall, both during and after the Term, upon Live Nation’s request, promptly execute and deliver to Live Nation all such assignments, certificates and instruments, and shall promptly perform such other acts, as Live Nation may from time to time in its discretion deem necessary or desirable to evidence, establish, maintain, perfect, enforce or defend Live Nation’s rights in confidential information and Employee Developments.”
4.    Section 12 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“The parties agree that any dispute, controversy or claim, whether based on contract, tort, statute, discrimination, retaliation or otherwise, relating to, arising from or connected in any manner to this Agreement, or to any alleged breach of this Agreement, or arising out of or relating to your employment or termination of employment, shall, upon the timely written request of either party be submitted to and resolved by binding arbitration.  You may only bring claims under this Agreement in his or her individual capacity and not as a plaintiff or class member in any purported class, collective or representative proceeding.  Further, the arbitrator may not consolidate more than one person’s claims, and may not otherwise preside over any form of a representative or class, collective or representative proceeding.  The arbitration shall be conducted in Houston, Texas.  Any arbitration proceeding shall be conducted in accordance with the Employment Arbitration Rules and Procedures of Judicial Arbitration and Mediation Services (the “JAMS Rules”), which can be found at http://www.jamsadr.com, a copy of which will be provided to you upon your request.   Unless otherwise agreed to by the parties in writing, the arbitration shall be conducted by one arbitrator who is a member of the JAMS and who is selected pursuant to the methods set out in the Employment Arbitration Rules and Procedures of JAMS.  Any claims received after the applicable/relevant statute of limitations period has passed shall be deemed null and void.  Any claims received after the applicable/relevant statute of limitations period has passed shall be deemed null and void.  The award of the arbitrator shall be a reasoned award with findings of fact and conclusions of law.  Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement, to enforce an arbitration award and to vacate an arbitration award.  However, in actions seeking to vacate an award, the standard of review to be applied by said court to the arbitrator’s findings of fact and conclusions of law will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.  Live Nation will pay the actual costs of arbitration excluding attorneys’ fees, to the extent required by law.  Each party will pay its own attorneys’ fees and other costs incurred by their respective attorneys.  The parties understand and agree that this Agreement constitutes a waiver of their right to a trial by jury of any claims or controversies covered by this Agreement or to participate in a class, collective or representative action, unless applicable state or federal law prohibits such waiver of class, collective or representative action.  The parties agree that, to the fullest extent allowed by law, none of those claims or controversies shall be resolved by a jury trial or in a class, collective or representative action, unless applicable state or federal law prohibits such waiver of class, collective or representative action.”
5.    The Original Agreement is and shall continue to be in full force and effect, except as amended by this Third Amendment, and except that all references in the Original Agreement to the “Agreement” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Third Amendment. If there is conflict between this Third Amendment and the Original Agreement, the terms of this Third Amendment will prevail.

6.    Any and all defined terms which are not explicitly defined herein shall have the meaning ascribed to them in the Original Agreement.

7.    This Third Amendment may be signed in counterpart originals, which collectively shall have the same legal effect as if all signatures appeared on the same physical document. This Third Amendment may be signed and exchanged by electronic or facsimile transmission, with the same legal effect as if the signatures had appeared in original handwriting on the same physical document.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Third Amendment effective as of the date first written above.

Date: 6/13/17                    /s/ Brian J. Capo
Brian J. Capo

LIVE NATION WORLDWIDE, INC.

Date: 6/13/17	By: /s/ Kathy Willard
Name:    Kathy Willard
Title:    EVP and Chief Financial Officer

[Signature Page to Third Amendment]